EXHIBIT 99.1

United Health Products Forms Medical Advisory Board

March 19, 2018 08:30 ET

HENDERSON, Nev., March 19, 2018 (GLOBE NEWSWIRE) -- United Health Products, Inc. (UHP) (OTC:UEEC), manufacturer and marketer of HemoStyp®, a patented hemostatic gauze for the healthcare and wound care sectors, is pleased to announce the formation of a Medical Advisory Board. Joining this newly formed Board are:

Gerard Abate, MD Former Executive Director, Medical Affairs for Fortune 500 company Quest Diagnostics, where he directed 80+ Medical Affairs group that includes 8 clinical franchise medical directors, (oncology, genetics, women’s health, cardiovascular-metabolism, neurology, infectious disease/inflammation),HEOR team, publications group, MSLs, genetic counselors and project management.

Joseph M. Chalil, MD, MBA, FACHE, Chairman of the Global Clinical Trial Network of American Association of Physicians of Indian Origin (AAPI), the second largest physician organization in the US second only to AMA. He serves on the Healthcare Advisory Board and currently an Adjunct Professor at Nova Southeastern University. Dr. Chalil has over 15 years of Pharmaceutical and Biotechnology management experience. Formerly, a Physician Executive at Boehringer Ingelheim and a veteran of the U.S. Navy Medical Corps, Dr. Chalil is also board certified in healthcare management, and has been awarded Fellowship by the American College of Healthcare Executives.

Michael Erik Jessen MD Professor and Chairman, and Frank M. Ryburn, Jr. Distinguished Chair in Cardiothoracic Surgery and Transplantation, Department of Cardiovascular and Thoracic Surgery, University of Texas Southwestern Medical Center.

Richard Massoth, DDS, MSD received his specialty training in Endodontics and his Master of Science in Dentistry from Boston University in 1982. He has been an Adjunct Professor at the UCLA School of Dentistry and has been in clinical practice for 36 years. Dr. Massoth has been a published author and a symposium speaker on “Endodontic Microsurgery” and “The Use of Cone Beam CT Scans in Endodontic Diagnosis.”

David W. Ramey DVM Thirty-four years of clinical experience as a full-time veterinarian, specializing in the care of performance and pleasure horses: thirteen books, five book chapters, and over seventy papers published in professional journals. Frequent speaker on various veterinary topics at universities, conventions, and continuing education seminars around the United States, as well as Canada, Australia, and the UK.

Zachariah P. Zachariah, MD Medical Director, UHealth Cardiology Fort Lauderdale. Clinical Faculty, Department of Cardiology, University of Miami. Board member Florida Board of Governors. Member Board of Trustees, Chairman, Technology Transfer Committee Member- Executive Committee. Member, Academic Affairs & Strategic Planning Committee, Nova Southeastern University.

As the company continues to pursue its application to have HemoStyp approved for clinical use in the United States and South Korea, it looks forward to calling upon these experts in the fields of medicine, veterinary medicine and dental medicine to pursue various opportunities in these different markets. Douglas K. Beplate, CEO, UHP, said, "We are extremely pleased to have such highly regarded thought leaders join and work with us to help advance the company to the next stage of development.”

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About United Health Products, Inc.

United Health Products develops, manufactures, and markets patented hemostatic gauze, for the healthcare and wound care sectors. The product, HemoStyp®, is derived from regenerated oxidized cellulose, which is all natural, and designed to absorb exudate/drainage from superficial wounds and helps control bleeding. UEEC is focused on identifying new markets and applications for its products, and expanding its current markets. For more on United Health Products Inc. visit: www.unitedhealthproductsinc.com.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes," "expects," "anticipates" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements.

Company Contact: 877-358-3444/ IR Contact: Philippe Niemetz, PAN Consultants Ltd. 212-344

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